Exhibit 99.1

urban-gro, Inc. Satisfies All Conditions to Cause Conversion of $2,657,000 of Debt to Equity at $2.41 per Share

Conversion Occurred as a Result of Common Stock Listed for Trading on the OTCQX and Effectiveness of Company’s Registration Statement

Lafayette, Colo., (October 24, 2019) – urban-gro, Inc. (“urban-gro” or the “Company”) (OTCQX: UGRO), a leading agricultural solution and technology company that works with leading commercial cannabis cultivators around the world, announced today that the holders of Convertible Debentures have converted $2,657,000 of their debt to equity at a conversion price of $2.41 per share.

“We believe urban-gro’s ability to raise convertible debt during a time when so many companies in the industry have struggled to secure any kind of financing speaks volumes to the confidence that investors have in the future of the Company. The conversion of this debt into equity enhances the long-term stability of urban-gro,” said Dick Akright, Chief Financial Officer of urban-gro.

“In our latest offering, urban-gro was fortunate to secure investments from three institutional funds,” said Bradley Nattrass, Chairman and CEO of urban-gro. “These new shareholders have told us that they recognize the Company’s leadership position in designing high-performance cultivation facilities and support our development and rollout of post start-up, service-based solutions that are focused on facility optimization and increasing operational efficiencies.”

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com.

urban-gro experts will meet with cultivators and provide live design and technology demos at the Marijuana Business MJBizCon in Las Vegas December 11-13, 2019 at Booth #C3514.

ABOUT URBAN-GRO

urban-gro is a leading agricultural solutions and technology company focused on serving commercial cultivators around the world. By combining its four business platforms -- 1) pre start-up: facility engineering, design, and systems integration and post start-up: 2) cultivation optimization & technical support, 3) environmental sciences which includes odor, microbial and Integrated Pest Management (“IPM”) solutions, and 4) Soleil® Sense crop monitoring technology—urban-gro provides integrated solutions for today’s commercial cannabis cultivators. The Company’s technology platform, Soleil®, delivers micro-climate intelligence using wireless, high-resolution sense technology. Cultivators are able to use the data reported to take action to protect their high value crops and optimize operations. urban-gro is recognized as one of the cannabis industry’s fastest growing companies. Visit www.urban-gro.com and soleiltech.ag to learn more. Follow urban-gro on Instagram, Facebook, Twitter and LinkedIn. Follow Soleil on Instagram.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC).  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, we not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general market conditions. Reference is hereby made to cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term.  Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

For inquiries, please contact:

Investor Relations Contact:
Phil Carlson

KCSA Strategic Communications

Email: pcarlson@kcsa.com

Phone: (212) 896-1233

Media Contact:
Anne Graf

KCSA Strategic Communications

Email: agraf@kcsa.com

Phone: (786) 390-2644

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